Exhibit 99.1

  Ramco-Gershenson Properties Trust Reports Results for the First Quarter 2006

     FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--April 26, 2006--Ramco-Gershenson Properties Trust (NYSE:RPT) announced today results for the first quarter ended March 31, 2006.

     Financial Information:

     --   Diluted FFO per share of $0.62, a 3.3% increase over last year

     --   Diluted FFO of $13.5 million, a 13.4% increase over last year

     --   Net income of $5.6 million, a 14.3% increase over last year

     --   Diluted earnings per share of $0.23, a 21.1% increase over last year

     Company Highlights:

     --   Increased quarterly common share dividend 2.3% to $0.4475 per share

     --   Sold seven non-core assets for $47.0 million

     --   Announced share repurchase program

     --   Signed six mid-box leases totaling 167,000 square feet

     -- Sold 17 acre land parcel to Lowe's at River City Marketplace in Jacksonville, FL

     --   Opened 20 new non-anchor stores, 14.0% over portfolio average rents

     --   Renewed 67 non-anchor leases, 9.5% over prior rental rates

     --   Portfolio occupancy of 93.9%, compared to 92.6% in 2005

     For the three months ended March 31, 2006, diluted Funds from Operations
(FFO) increased 13.4% to $13.5 million, compared with $11.9 million for the three months ended March 31, 2005. On a per share basis, FFO increased 3.3% to $0.62, compared with $0.60 in 2005. Net income for the three months ended March 31, 2006, was $5.6 million, compared with $4.9 million in 2005. On a per share basis, net income increased 21.1% to $0.23, compared to $0.19 in 2005.
     "We are pleased with our first quarter financial results, which were in line with expectations," said Dennis Gershenson, President and Chief Executive Officer. "We posted very solid leasing results, completed the sale of seven non-core shopping centers and made substantial progress on our River City Marketplace development. Through the remainder of the year, we will continue to aggressively pursue opportunities within our markets and core portfolio to advance our business plan."

     Acquisitions/Dispositions

     During the quarter, the Company sold seven non-core shopping centers for the aggregate sale price of $47.0 million. The seven centers were sold as a portfolio and comprised approximately 935,000 square feet. All of the shopping centers were located in tertiary markets. The proceeds from the sale were used to pay down the Company's unsecured revolving credit facility and will be reinvested to fund the Company's business plan.

     Development

     River City Marketplace, Jacksonville, Florida

     During the quarter, the Company sold a 17 acre parcel to Lowe's Home Improvement for $4.3 million as well as reimbursements for certain site work, for the construction of a 177,000 square foot superstore at its River City Marketplace development in Jacksonville, Florida. The Company also signed a lease agreement for a 25,000 square foot Bed, Bath & Beyond. The addition of Lowe's and Bed, Bath & Beyond rounds out an anchor line-up that accounts for more than 565,000 square feet and includes a 204,000 square foot Wal-Mart, scheduled to open in May of 2006, as well as Wallace (Hollywood) Theaters, Ross Dress for Less, PetSmart, Michaels, Old Navy and OfficeMax, which are scheduled to open throughout the summer.

     Development Pipeline

     At quarter-end, the Company had a total of four shopping centers under development including the River City Marketplace in Jacksonville, Florida and Beacon Square in Grand Haven, Michigan, which are part of unconsolidated joint ventures, as well as Rossford Pointe in Rossford, Ohio and The Shoppes of Fairlane Meadows in Dearborn, Michigan. To date the Company has spent $62.8 million on these projects, which have an expected aggregate cost of $104.6 million. When complete, the centers will account for approximately 1.2 million square feet of retail space.

     Asset Management/Leasing

     At March 31, 2006, the Company had seven value-added redevelopment projects in process with a total project cost of $28.6 million. Each of the projects involves the expansion or addition of at least one major, national anchor tenant. The most significant new redevelopment is the addition of Best Buy and PetSmart, to replace Media Play and Circuit City, at the Tel-Twelve shopping center in Southfield, Michigan. Best Buy and PetSmart are expected to open during the second quarter of 2006. The balance of the redevelopments are expected to be completed by year-end.
     During the quarter, the Company opened 20 new non-anchor stores, at an average base rent of $17.05 per square foot, an increase of 14.0% over portfolio average rents and 2 anchor stores, at an average base rent of $12.63, an increase of 68.8% over average rents. The Company also renewed 67 non-anchor leases, at an average base rent of $13.13, an increase of 9.5% over prior rental rates and 5 anchor leases, at an average base rent of $6.88, an increase of 12.0% over prior rents paid. At March 31, 2006, the portfolio was 93.9% leased, compared to 92.6% at March 31, 2005.

     Market Capitalization and Debt

     Total debt at quarter-end was approximately $683.0 million with an average interest rate of 6.2% and an average maturity of 55 months. As of March 31, 2006, debt to market capitalization was 49.9% and total capitalization approximated $1.4 billion.

     Dividend/Share Repurchase

     On March 1, 2006, the Company's Board of Trustees approved an increase in its common share dividend of approximately 2.3%. The increase raised the first quarter common share dividend from $0.4375 per share to $0.4475 for the period of January 1, 2006 through March 31, 2006. The dividend is based on an expected annual dividend of $1.79 per share. The common share dividend was paid on April 3, 2006, to shareholders of record on March 20, 2006.
     A first quarter dividend of $0.5938 per Series B cumulative redeemable preferred share and a first quarter dividend of $0.5664375 per Series C cumulative convertible preferred share, for the period of January 1, 2006 through March 31, 2006 were also paid on April 3, 2006, to shareholders of record on March 20, 2006.
     During the quarter, the Company announced a $15 million common share repurchase program. Under the program, shares may be repurchased on the open market and in privately negotiated transactions depending on market conditions, share price and other factors. As of March 31, 2006, the Company repurchased 2,800 shares at an average price of $29.44 per common share. Subsequent to quarter-end, the Company repurchased 74,400 shares at an average price of $27.53 per common share.

     Earnings Guidance/Conference Call

     As stated previously, the Company estimates that 2006 annual diluted FFO will be between $2.53 and $2.58. It also expects earnings per diluted common share to be between $0.79 and $0.84.
     Ramco-Gershenson will host a live broadcast of its first quarter conference call on Thursday, April 27, 2006 at 10:00 a.m. eastern time. The live broadcast will be available online at www.rgpt.com and www.streetevents.com and also by telephone at (800) 539-5010 (conference #7716187). A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (800) 642-1687, passcode 7716187 (for one week).
     Supplemental financial information is available via e-mail by sending requests to dhendershot@rgpt.com and is also available at the investor section of our web page.
     Ramco-Gershenson Properties Trust has a portfolio of 78 shopping centers totaling approximately 17.7 million square feet of gross leasable area, consisting of 77 community centers and one enclosed regional mall. The Company's centers are located in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, North Carolina, and Maryland. Headquartered in Farmington Hills, Michigan, the Company is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally.
     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and should be reviewed in conjunction with the Company's filings with the U.S. Securities and Exchange Commission and other publicly available information regarding the Company. Management of Ramco-Gershenson believes that expectations reflected in forward-looking statements are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions, the strength of key industries in the cities in which the Company's properties are located, the performance of tenants at the Company's properties as well as other factors.


                   RAMCO-GERSHENSON PROPERTIES TRUST
      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                                                       For the Three
                                                       Months Ended
                                                         March 31,
                                                     -----------------
                                                        2006     2005
                                                     -------- --------
REVENUES:
    Minimum rents                                    $24,634  $24,001
    Percentage rents                                     385      274
    Recoveries from tenants                            9,874   10,641
    Fees and management income                         1,242    1,217
    Other income                                         440      746
                                                     -------- --------
          Total revenues                              36,575   36,879
                                                     -------- --------
EXPENSES:
    Real estate taxes                                  4,877    4,548
    Recoverable operating expenses                     5,602    5,820
    Depreciation and amortization                      8,077    7,323
    Other operating                                      702      457
    General and administrative                         4,101    3,719
    Interest expense                                  10,570   10,331
                                                     -------- --------
          Total expenses                              33,929   32,198
                                                     -------- --------
Income from continuing operations before gain on sale
 of real estate assets, minority interest and
 earnings from unconsolidated entities                 2,646    4,681
Gain (Loss) on sale of real estate assets              1,708       (3)
Minority interest                                       (786)    (731)
Earnings from unconsolidated entities                    737      284
                                                     -------- --------
Income from continuing operations                      4,305    4,231
                                                     -------- --------
Discontinued operations, net of minority interest
  Gain on sale of real estate assets                     957        -
  Income from operations                                 323      680
                                                     -------- --------
Income from discontinued operations                    1,280      680
                                                     -------- --------
Net income                                             5,585    4,911
Preferred stock dividends                             (1,664)  (1,664)
                                                     -------- --------
Net income available to common shareholders           $3,921   $3,247
                                                     ======== ========

Basic earnings per share:
     Income from continuing operations                 $0.16    $0.15
     Income from discontinued operations                0.07     0.04
                                                     -------- --------
     Net income                                        $0.23    $0.19
                                                     ======== ========
Diluted earnings per share:
     Income from continuing operations                 $0.16    $0.15
     Income from discontinued operations                0.07     0.04
                                                     -------- --------
     Net income                                        $0.23    $0.19
                                                     ======== ========

Basic weighted average shares outstanding             16,847   16,831
                                                     ======== ========
Diluted weighted average shares outstanding           16,889   16,877
                                                     ======== ========

COMPREHENSIVE INCOME
Net income                                            $5,585   $4,911
Other comprehensive income:
    Unrealized gains on interest rate swaps              554      244
                                                     -------- --------
Comprehensive income                                  $6,139   $5,155
                                                     ======== ========



                   RAMCO-GERSHENSON PROPERTIES TRUST
                 CALCULATION OF FUNDS FROM OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Net Income                                           $5,585    $4,911
Add:
  Depreciation and amortization expense:
     Continuing operations real estate                8,665     7,459
     Discontinued operations real estate                  -       372
  Gain on sale of real estate (1)                         -       (25)
  Minority interest in partnership:
     Continuing operations                              786       731
     Discontinued operations                             57       118
Less:
  Discontinued operations, gain on sale of
   property, net of minority interest                  (957)        -
                                                   --------- ---------
Funds from operations                                14,136    13,566
Less:
  Preferred stock dividends                            (594)   (1,664)
                                                   --------- ---------
Funds from operations available to common
 shareholders                                       $13,542   $11,902
                                                   ========= =========

Weighted average equivalent shares outstanding,
 diluted                                             21,707    19,806
                                                   ========= =========

Funds from operations available for common
 shareholders, per diluted share                      $0.62     $0.60
                                                   ========= =========

------------------
(1) Excludes gain on sale of undepreciated land of $1,708 in 2006 and $27 in 2005.

Management considers funds from operations, also known as "FFO," an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents income before minority interest, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.



                   RAMCO-GERSHENSON PROPERTIES TRUST
                      CONSOLIDATED BALANCE SHEETS
               (In thousands, except per share amounts)

                                             March 31,   December 31,
                                               2006          2005
                                           ------------- -------------
                                            (Unaudited)

ASSETS
Investment in real estate, net                 $935,467      $922,103
Real estate assets held for sale                      -        61,995
Cash and cash equivalents                        17,053        14,929
Accounts receivable, net                         35,182        32,341
Equity investments in unconsolidated
 entities                                        53,645        53,398
Other assets, net                                39,210        40,509
                                           ------------- -------------

     Total Assets                            $1,080,557    $1,125,275
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable                    $683,024      $724,831
Accounts payable and accrued expenses            31,666        31,353
Distributions payable                            10,514        10,316
Capital lease obligation                          7,851         7,942
                                           ------------- -------------

     Total Liabilities                          733,055       774,442
Minority Interest                                38,087        38,423

SHAREHOLDERS' EQUITY
   Preferred Shares of Beneficial Interest,
    par value $.01, 10,000 shares
      authorized:
      9.5% Series B Cumulative Redeemable
       Preferred Shares; 1,000 shares
       issued and outstanding, liquidation
       value of $25,000                          23,804        23,804
      7.95% Series C Cumulative Convertible
       Preferred Shares; 1,889 shares
       issued and outstanding, liquidation
       value of $53,837                          51,741        51,741
   Common Shares of Beneficial Interest,
    par value $.01, 45,000 shares
    authorized; 16,847 issued and
    outstanding as of March 31, 2006 and
    December 31, 2005                               168           168
   Additional paid-in capital                   343,080       343,011
   Accumulated other comprehensive income           510           (44)
   Cumulative distributions in excess of
    net income                                 (109,888)     (106,270)
                                           ------------- -------------
Total Shareholders' Equity                      309,415       312,410
                                           ------------- -------------
      Total Liabilities and Shareholders'
       Equity                                $1,080,557    $1,125,275
                                           ============= =============

For further information on Ramco-Gershenson Properties Trust visit the
                   Company's Website at www.rgpt.com


     CONTACT: Ramco-Gershenson Properties Trust
              Dennis Gershenson or Richard Smith, 248-350-9900
              FAX: 248-350-9925